CAPITAL CITY BANK GROUP, INC.
401(k) PLAN

Exhibit 23.1        Consent of Crowe Horwath LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36693 on Form  S-8 of Capital City Bank Group, Inc. of our report dated June 23, 2009 appearing in this Annual Report on Form 11-K of Capital City Bank Group, Inc. 401(k) Plan for the year ended December 31, 2008.

Crowe Horwath LLP

Fort Lauderdale, Florida
June 23, 2009